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                                                                     EXHIBIT 5.1



                                KANE KESSLER P.C.
                           1350 Avenue of the Americas
                              New York, N.Y. 10019

                                October 27, 2003

Armor Holding, Inc.
1400 Marsh Landing Parkway
Suite 112
Jacksonville, Florida 32250

Ladies and Gentlemen:

         We have acted as counsel to Armor Holdings, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering under the Securities Act of 1933, as amended (the "Act"), 2,229,754 shares (the "Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"), issuable in connection with the proposed merger (the "Merger") of AHI Bulletproof Acquisition Corp., an Arizona corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), with and into Simula, Inc., an Arizona corporation ("Simula"), pursuant to that certain Agreement and Plan of Merger dated as of August 29, 2003, by and among the Company, Merger Sub and Simula (the "Merger Agreement").

         The opinion hereinafter set forth is given pursuant to Item 21 of Form S-4 and Item 601 of Regulation S-K.

         We have examined copies of the Merger Agreement, the Certificate of Incorporation, as amended, and Bylaws of the Company, the Registration Statement, records of certain of the Company's corporate proceedings as reflected in the Company's minute books, and other records and documents that we have deemed necessary for purposes of this opinion. We have also examined such other documents, papers, authorities and statutes as we have deemed necessary to form the basis of the opinion hereinafter set forth.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents. As to certain facts material to this opinion, we have relied upon oral or written statements and representations of officers and other representatives of the Company and public officials, and such other documents and
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Securities and Exchange Commission
October 27, 2003
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information as we have deemed necessary or appropriate to enable us to render the opinions expressed below. We have not undertaken any independent investigation to determine the accuracy of any such facts.

         In rendering this opinion we have also assumed that prior to the issuance of any of the Shares: (i) the Registration Statement, as then amended, will have become effective under the Act; (ii) the common shareholders of Simula will have approved and adopted the Merger Agreement and approved the Merger; and
(iii) the transactions contemplated by the Merger Agreement are consummated in accordance with the Merger Agreement. In addition, we have assumed that the substantive laws of the State of Arizona are identical to the substantive laws of the State of Delaware in all respects relevant hereto.

         On the basis of the foregoing, we are of the opinion that the Shares, when issued and delivered in accordance with the terms and conditions of the Merger Agreement, and in the manner contemplated by the prospectus included as part of the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the prospectus which forms a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         We are qualified to practice law in the State of New York and do not purport to be experts on, or to express any opinion herein concerning any law, other than the laws of the State of New York and the General Corporation Law of the State of Delaware.

                                                     Very truly yours,

                                                     KANE KESSLER, P.C.


                                                     By: /s/ Jeffrey S. Tullman
                                                         ----------------------
                                                              President